Exhibit 2.1

STATE OF DELAWARE CERTIFICATE OF CONVERSION FROM A DELAWARE CORPORATION TO A NON - DELAWARE ENTITY PURSUANT SECTION 266 OF THE GENERAL CORPORATION LAW I.) The name of the Corporation is GOLD RIVER PRODUCTION SERVICES, INC. (If changed, the name under which it's certificate of incorporation was originally filed was . ) 2) The date of filing of its original certificate of incorporation with the Secretary of State is 9/18/2006 3) The jurisdiction to which the corporation shall convert to 1s COLORADO and the name under which the entity shall be known as is GOLD RIVER PRODUCTIONS, INC. 4) The conversion has been approved in accordance with this section; 5) The corporation may be served with process in the State of Delaware in any action, suit or proceeding for enforcement of any obligation of the corporation arising while it was a corporation of the State of Delaware, and that it irrevocably appoints the Secretary of State as its agent to accept service of process in any such action, suit or proceeding. 6) The address to which a copy of the process shall be mailed to by the Secretary of State is Registered Agents Inc. 1942 Broadway Street, STE 314C, Boulder, CO 80302, US In Witness Whereof, the undersigned have executed this Certificate of Conversion on this 12 day of May , A.D. 2 - 02 - 3 -- - Name: Adam Thomas, CEO Print or Type Name and Title

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